. EXHIBIT 99.2
To assist investors in assessing 4Q23 results, the following disclosures have been made available in this 8-K filing:
–Identified items of $(0.57) per share assuming dilution, as noted on page 1 of the news release
–A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 8 of the news release

4Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings/(Loss), $M (unless noted)		4Q23	3Q23	2Q23	1Q23	4Q22
Upstream	United States	84	1,566	920	1,632	2,493
	Non-U.S.	4,065	4,559	3,657	4,825	5,708
	Total	4,149	6,125	4,577	6,457	8,201
Energy Products	United States	1,329	1,356	1,528	1,910	2,188
	Non-U.S.	1,878	1,086	782	2,273	1,882
	Total	3,207	2,442	2,310	4,183	4,070
Chemical Products	United States	478	338	486	324	298
	Non-U.S.	(289)	(89)	342	47	(48)
	Total	189	249	828	371	250
Specialty Products	United States	386	326	373	451	406
	Non-U.S.	264	293	298	323	354
	Total	650	619	671	774	760
Corporate and Financing		(565)	(365)	(506)	(355)	(531)
Net income attributable to ExxonMobil (U.S. GAAP)		7,630	9,070	7,880	11,430	12,750
Earnings/(Loss) per common share (U.S. GAAP)		1.91	2.25	1.94	2.79	3.09
Earnings/(Loss) per common share - assuming dilution (U.S. GAAP)		1.91	2.25	1.94	2.79	3.09

Effective Income Tax Rate, %		30%	34%	33%	34%	36%

Capital and Exploration Expenditures, $M		4Q23	3Q23	2Q23	1Q23	4Q22
Upstream	United States	2,258	2,241	2,206	2,108	2,118
	Non-U.S.	3,512	2,560	2,403	2,473	3,297
	Total	5,770	4,801	4,609	4,581	5,415
Energy Products	United States	227	261	349	358	343
	Non-U.S.	485	386	382	327	405
	Total	712	647	731	685	748
Chemical Products	United States	211	103	152	285	332
	Non-U.S.	641	268	507	546	824
	Total	852	371	659	831	1,156
Specialty Products	United States	22	16	14	11	12
	Non-U.S.	127	95	89	80	90
	Total	149	111	103	91	102
Other		274	92	64	192	42
Total Capital and Exploration Expenditures		7,757	6,022	6,166	6,380	7,463
Exploration expenses, including dry holes		139	338	133	141	348

Cash Capital Expenditures, $M		4Q23	3Q23	2Q23	1Q23	4Q22
Additions to property, plant and equipment		6,228	4,920	5,359	5,412	5,783
Net investments and advances		506	276	284	367	905
Total Cash Capital Expenditures		6,734	5,196	5,643	5,779	6,688

Total Cash and Cash Equivalents, $G		31.6	33.0	29.6	32.7	29.7

Total Debt, $G		41.6	41.3	41.5	41.4	41.2

Cash Flow from Operations and Asset Sales excluding working capital (non-GAAP), $M		4Q23	3Q23	2Q23	1Q23	4Q22
Net cash provided by operating activities (GAAP)		13,682	15,963	9,383	16,341	17,621
Proceeds associated with asset sales		1,020	917	1,287	854	1,333
Cash flow from operations and asset sales (non-GAAP)		14,702	16,880	10,670	17,195	18,954
Changes in operational working capital		2,191	(1,821)	3,583	302	200
Cash flow from operations and asset sales excluding working capital (non-GAAP)		16,893	15,059	14,253	17,497	19,154

Common Shares Outstanding, millions		4Q23	3Q23	2Q23	1Q23	4Q22
At quarter end		3,971	3,963	4,003	4,043	4,082
Weighted-average - assuming dilution		4,010	4,025	4,066	4,102	4,138

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4Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)
Upstream Volumes	4Q23	3Q23	2Q23	1Q23	4Q22
Liquids production (kbd) ¹
United States	851	756	785	820	789
Canada/Other Americas	709	655	618	670	682
Europe	3	4	4	4	4
Africa	231	229	206	220	223
Asia	722	713	702	749	725
Australia/Oceania	34	40	38	32	38
Worldwide liquids production	2,550	2,397	2,353	2,495	2,461
¹ Net production of crude oil, natural gas liquids, bitumen and synthetic oil, kbd.

Natural gas production available for sale (mcfd)
United States	2,262	2,271	2,346	2,367	2,383
Canada/Other Americas	98	94	97	94	74
Europe	367	368	375	548	536
Africa	149	129	86	134	89
Asia	3,486	3,528	3,350	3,597	3,704
Australia/Oceania	1,283	1,358	1,275	1,276	1,381
Worldwide natural gas production available for sale	7,645	7,748	7,529	8,016	8,167

Oil-equivalent production, koebd ²	3,824	3,688	3,608	3,831	3,822
² Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

Manufacturing Throughput and Sales	4Q23	3Q23	2Q23	1Q23	4Q22
Refinery throughput, kbd
United States	1,933	1,868	1,944	1,643	1,694
Canada	407	415	388	417	433
Europe	1,014	1,251	1,209	1,189	1,157
Asia Pacific	450	517	463	565	532
Other	82	164	169	184	167
Worldwide refinery throughput	3,886	4,215	4,173	3,998	3,983

Energy Products sales, kbd
United States	2,704	2,626	2,743	2,459	2,507
Non-U.S.	2,653	2,925	2,916	2,818	2,916
Worldwide Energy Products sales	5,357	5,551	5,658	5,277	5,423

Gasolines, naphthas	2,255	2,316	2,401	2,177	2,270
Heating oils, kerosene, diesel	1,735	1,834	1,842	1,770	1,798
Aviation fuels	328	358	344	312	349
Heavy fuels	185	229	228	215	210
Other energy products	854	814	844	803	796
Worldwide Energy Products sales	5,357	5,551	5,658	5,277	5,423

Chemical Products sales, kt
United States	1,743	1,750	1,725	1,561	1,583
Non-U.S.	3,033	3,358	3,124	3,088	3,076
Worldwide Chemical Products sales	4,776	5,108	4,849	4,649	4,658

Specialty Products sales, kt
United States	473	498	514	476	455
Non-U.S.	1,367	1,414	1,391	1,464	1,332
Worldwide Specialty Products sales	1,839	1,912	1,905	1,940	1,787

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4Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)
Earnings Factor Analysis, $M	4Q23 vs 4Q22	4Q23 vs 3Q23	2023 vs 2022
Upstream
Prior Period	8,201	6,125	36,479
Realization	(3,490)	—	(16,670)
Volume / Mix	490	550	970
Expenses	10	20	(420)
Identified Items	(1,560)	(2,100)	640
Other	500	(450)	310
Current Period	4,149	4,149	21,308
Energy Products
Prior Period	4,070	2,442	14,966
Margin	(1,550)	190	(3,190)
Volume / Mix	(130)	(120)	80
Expenses	(160)	(170)	(540)
Identified Items	870	220	830
Other	110	640	—
Current Period	3,207	3,207	12,142
Chemical Products
Prior Period	250	249	3,543
Margin	400	430	(870)
Volume / Mix	(10)	(130)	(160)
Expenses	(80)	(10)	(470)
Identified Items	(390)	(390)	(390)
Other	20	40	(20)
Current Period	189	189	1,637
Specialty Products
Prior Period	760	619	2,415
Margin	(200)	120	440
Volume / Mix	50	(50)	(120)
Expenses	30	(80)	20
Identified Items	(50)	(90)	(50)
Other	60	130	10
Current Period	650	650	2,714

Upstream Volume Factor Analysis, koebd	4Q23 vs 4Q22	4Q23 vs 3Q23	2023 vs 2022
Prior Period	3,822	3,688	3,737
Entitlements - Net Interest	—	—	(24)
Entitlements - Price / Spend / Other	30	89	56
Government Mandates	(25)	2	(28)
Divestments	(70)	(1)	(114)
Growth / Other	67	46	111
Current Period	3,824	3,824	3,738

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4Q23 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)
Average Realization Data	4Q23	3Q23	2Q23	1Q23	4Q22
United States
ExxonMobil
Crude ($/b)	76.64	80.45	71.36	73.95	82.14
Natural Gas ($/kcf)	2.55	2.30	1.45	3.20	6.62

Benchmarks
WTI ($/b)	78.37	82.50	73.78	76.11	82.85
ANS-WC ($/b)	84.02	87.90	78.43	79.14	87.96
Henry Hub ($/mbtu)	2.88	2.54	2.09	3.44	6.26

Non-U.S.
ExxonMobil
Crude ($/b)	74.23	77.48	70.08	67.93	75.78
Natural Gas ($/kcf)	12.58	10.50	11.44	17.39	21.11
European NG ($/kcf)	17.34	13.71	14.61	27.46	35.52

Benchmarks
Brent ($/b)	84.05	86.76	78.40	81.28	88.71

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the fourth quarter of 2023. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.

Sources and Uses of Funds, $M	4Q23	2023
Beginning Cash	32,973	29,665
Earnings	7,630	36,010
Depreciation	7,740	20,641
Working Capital / Other	(1,688)	(1,282)
Proceeds Associated with Asset Sales	1,020	4,078
Cash Capital Expenditures ¹	(6,734)	(23,352)
Shareholder Distributions	(8,175)	(32,368)
Debt / Other Financing	(1,198)	(1,824)
Ending Cash	31,568	31,568
¹ 4Q23 Cash Capital Expenditures includes PP&E adds of ($6.2B) and net advances of ($0.5B). 2023 Cash Capital Expenditures includes PP&E adds of ($21.9B) and net advances of ($1.4B).

Throughout this press release, both Exhibit 99.1 as well as Exhibit 99.2, due to rounding, numbers presented may not add up precisely to the totals indicated.